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                                                                    EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and the related Prospectus [not filed with registrant] and to the incorporation by reference in such Registration Statement and Prospectus of our report dated January 10, 1996, with respect to the consolidated financial statements and schedule of Lehman Brothers Holdings Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended November 30, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
July 9, 1996